UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

HATTERAS CORE ALTERNATIVES TEI FUND, L.P.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

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(4) Date Filed:

IMPORTANT NOTICE REGARDING YOUR INVESTMENT

HATTERAS CORE ALTERNATIVES FUND, L.P.

HATTERAS CORE ALTERNATIVES TEI FUND, L.P.

May 24, 2017

Dear Partner:

We need your help. The Board of the Directors your Fund(s) recently sent you information regarding a special meeting of shareholders. The Board is asking for your proxy vote on an important proposal affecting the Funds.

THE FUND’S RECORDS INDICATE THAT YOU HAVE NOT YET CAST YOUR VOTE. PLEASE TAKE A MOMENT NOW TO CAST YOUR VOTE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE SPECIAL MEETING.

Detailed information about the special meeting and the proposal can be found in the notice. Another copy of the proxy card has been included for your review and convenience. Should you have any questions regarding the proposal, please call 1-800-713-9968. Representatives are available to assist you Monday through Friday 9 a.m. to 10 p.m. Eastern Time.

We may also reach out by phone to shareholders who have not yet cast their proxy vote.

Voting is easy. Please take a moment now to cast your vote using one of the options listed below:

1. Vote by Phone with a live operator. Dial toll-free 1-800-713-9968. Please have the proxy card available at the time of the call.

2. Vote via the Internet. Visit proxyonline.com and use your proxy voting number found on the enclosed proxy card.

3. Vote by Phone. Dial toll-free 1-888-227-9349 to reach an automated touchtone voting line and use your proxy voting number found on the enclosed proxy card.

4. Vote by Mail. Cast your vote by signing, dating and mailing the enclosed proxy card in the postage-prepaid return envelope provided.

If convenient for you, please utilize one of the first three options above to insure that your response is received soon. Thank you for your time and your support of Hatteras Funds.

My very best,

/s/ David B. Perkins
David B. Perkins
Founder & CEO, Hatteras Funds

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